Exhibit 99.1

Natural Health Trends Reports Second Quarter 2021 Financial Results

–	Fifth consecutive quarter of positive operating income and net income
–	Strong balance sheet with ample liquidity and $88.1 million in cash and cash equivalents
–	Third consecutive quarter of positive cash flow from operations
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – August 4, 2021 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

•	Revenue of $16.2 million increased 20% compared to $13.5 million in the first quarter of 2021 and decreased 2% compared to $16.4 million in the second quarter of 2020.

•	Operating income was $385,000 compared to $220,000 in the first quarter of 2021 and $183,000 in the second quarter of 2020.

•

Net income was $229,000, or $0.02 per diluted share, compared to $153,000, or $0.01 per diluted share, in the first quarter of 2021 and $34,000, or break-even per diluted share, in the second quarter of 2020.

•	The number of Active Members[1] decreased 5% to 46,860 at June 30, 2021 compared to 49,420 at March 31, 2021, and decreased 14% compared to 54,370 at June 30, 2020.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2021 Financial Highlights

•	Revenue of $29.6 million decreased 6% compared to $31.4 million in the first six months of 2020.

•	Operating income was $605,000 compared to operating loss of $1.3 million in the first six months of 2020.

•	Net income was $382,000, or $0.03 per diluted share, compared to a net loss of $539,000, or $0.05 per diluted share, in the first six months of 2020.

Management Commentary

“We were pleased with our second quarter financial performance which reflected sequential growth despite ongoing macroeconomic challenges,” commented Chris Sharng, President of Natural Health Trends Corp. “Revenue of $16.2 million increased 20% compared to the first quarter of 2021 driven by multiple in-person events and roadshows which are helping to rejuvenate momentum in our core markets.  Partially offsetting our growth were sporadic outbreaks hampering meeting turnout and global supply chain constraints lengthening lead times, which contributed to a $1.5 million increase in our deferred revenue balance from March to June.”

Mr. Sharng continued, “We are still navigating through the complexities associated with the COVID-19 pandemic around the world and the occasional pockets of outbreaks that occur in Asia. Aside from these challenges, we reported our fifth consecutive quarter of positive operating income and net income, in addition to our third consecutive quarter of positive cash flow generation. Looking ahead, we remain cautiously optimistic that the continued easing of pandemic-related restrictions will be positive development for our business.”

Balance Sheet and Cash Flow

•	Net cash provided by operating activities was $548,000 in the first six months of 2021, compared to cash used of $1.0 million in the first six months of 2020.
•	Total cash and cash equivalents were $88.1 million at June 30, 2021, down slightly from $90.2 million at March 31, 2021.
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On August 2, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on August 27, 2021 to stockholders of record as of August 17, 2021.

Second Quarter 2021 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2021 financial results today, Wednesday, August 4, 2021 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, August 4, 2021
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13721247
Webcast:	http://public.viavid.com/index.php?id=145583

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on August 4, 2021 through 11:59 p.m. Eastern Time on August 18, 2021 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13721247.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 26, 2021 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,114	$92,367
Inventories	3,706	3,779
Other current assets	3,707	3,595
Total current assets	95,527	99,741
Property and equipment, net	528	539
Operating lease right-of-use assets	3,540	3,745
Restricted cash	523	525
Deferred tax asset	702	731
Other assets	586	661
Total assets	$101,406	$105,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,027	$580
Income taxes payable	1,721	1,481
Accrued commissions	3,425	3,496
Other accrued expenses	1,853	1,922
Deferred revenue	5,713	3,091
Amounts held in eWallets	7,305	8,503
Operating lease liabilities	1,219	1,163
Other current liabilities	877	1,270
Total current liabilities	23,140	21,506
Income taxes payable	12,130	13,748
Deferred tax liability	216	216
Operating lease liabilities	2,488	2,775
Total liabilities	37,974	38,245
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings	3,634	7,822
Accumulated other comprehensive loss	(413)	(336)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	63,432	67,697
Total liabilities and stockholders’ equity	$101,406	$105,942

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$16,152	$16,404	$29,621	$31,352
Cost of sales	3,934	4,817	7,189	9,331
Gross profit	12,218	11,587	22,432	22,021
Operating expenses:
Commissions expense	6,927	7,113	12,441	13,716
Selling, general and administrative expenses	4,906	4,291	9,386	9,570
Total operating expenses	11,833	11,404	21,827	23,286
Income (loss) from operations	385	183	605	(1,265)
Other income (expense), net	(59)	125	(39)	218
Income (loss) before income taxes	326	308	566	(1,047)
Income tax provision (benefit)	97	274	184	(508)
Net income (loss)	$229	$34	$382	$(539)
Net income (loss) per common share:
Basic	$0.02	$0.00	$0.03	$(0.05)
Diluted	$0.02	$0.00	$0.03	$(0.05)
Weighted average common shares outstanding:
Basic	10,968	10,580	10,921	10,532
Diluted	11,424	11,424	11,424	10,532

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$382	$(539)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	156	202
Noncash lease expense	594	834
Deferred income taxes	24	870
Changes in assets and liabilities:
Inventories	53	2,314
Other current assets	(117)	845
Other assets	65	82
Accounts payable	446	402
Income taxes payable	(1,376)	(1,723)
Accrued commissions	(37)	212
Other accrued expenses	(66)	(617)
Deferred revenue	2,629	(1,872)
Amounts held in eWallets	(1,186)	(1,560)
Operating lease liabilities	(629)	(811)
Other current liabilities	(390)	343
Net cash provided by (used in) operating activities	548	(1,018)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(147)	(68)
Net cash used in investing activities	(147)	(68)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(4,570)	(4,570)
Net cash used in financing activities	(4,570)	(4,570)
Effect of exchange rates on cash, cash equivalents and restricted cash	(86)	(50)
Net decrease in cash, cash equivalents and restricted cash	(4,255)	(5,706)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	92,892	99,425
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$88,637	$93,719
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$400	$1,081